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                                                                   EXHIBIT 23(D)


                                            October 8, 1998


Board of Directors
Marine Shuttle Operations Inc.
4410 Montrose Blvd.
Houston, Texas 77006

    Re: Marine Shuttle Operations, Inc. (the "Company")

Gentlemen:

    We consent to the reference made to us under the captions "Risk Factors--Uncertain Proprietary Protection" and "Business--Proprietary Protection" in the Prospectus constituting part of the Company's Registration Statement on Form S-1.

                                        Very truly yours,


                                        /s/ Bryns Patentkontor A/S
                                        Bryns Patentkontor A/S